EXHIBIT 5.1
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              [LETTERHEAD OF PARKER CHAPIN FLATTAU & KLIMPL, LLP]


                                                     February 10, 2000

Sbarro, Inc.
Subsidiary Guarantors Listed on Schedule A hereto
401 Broadhollow Road
Melville, New York 11747

Ladies and Gentlemen:

         We are acting as special counsel to Sbarro, Inc., a New York corporation (the "Company"), and each of the subsidiaries of the Company listed on Schedule A hereto (the "Subsidiary Guarantors") in connection with Registration Statement No. 333-90817 on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed exchange of up to $255,000,000 in principal amount of 11% Senior Notes due 2009 being registered under the Registration Statement (the "Registered Notes") for the same principal amount of the Company's issued and outstanding Senior Notes due 2009 (the "Original Notes"). The Company's payment obligations under the Original Notes are jointly and severally guaranteed by the Subsidiary Guarantors (the "Original Guarantees"), and the Company's payment obligations under the Registered Notes will be jointly and severally guaranteed by the Subsidiary Guarantors (the "Registered Guarantees"). The Original Notes and Original Guarantees were issued, and Registered Notes and Registered Guarantees are to be issued, pursuant to the Indenture, dated as of September 28, 1999 (the "Indenture"), among the Company, the Subsidiary Guarantors and Firstar Bank, N.A. (the "Trustee").

         In connection with the foregoing, we have examined, among other things, the Registration Statement, the Indenture filed as Exhibit 4.1 to the Registration Statement, the form of the Registered Notes and originals or copies of all corporate records and of all agreements, certificates and other documents that we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

         In addition, we have made other investigations of applicable law that we have deemed necessary to enable us to provide you with the opinions hereafter expressed. In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the accuracy of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. In addition, we have assumed and without independent investigation have relied upon the factual accuracy of the

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representations, warranties and other information contained in the items we examined. As to any facts material to the opinions hereafter expressed that were not independently established or verified, we have relied upon the statements or certificates of officers of the Company, the Subsidiary Guarantors, public officials and others.

         We have assumed that the Trustee has the requisite power and authority to enter into and perform its obligations under the Indenture, that the Indenture has been duly authorized, executed and delivered by the Trustee, and that the Indenture constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         (1) When the Registration Statement has become effective under the Securities Act, the Registered Notes have been duly executed by the Company and duly authenticated by the Trustee and the Registered Notes have been issued in exchange for the Original Notes in accordance with the terms of the Indenture, then the Registered Notes will constitute valid and binding obligations of the Company; and

         (2) When the Registration Statement has become effective under the Securities Act, the Registered Notes have been duly executed by the Company and duly authenticated by the Trustee and the Registered Notes have been issued in exchange for the Original Notes in accordance with the terms of the Indenture, then the Registered Guarantees will constitute valid and binding obligations of the Subsidiary Guarantors as to the Registered Notes in accordance with the terms of the Registered Guarantees.

         Our opinions above are subject to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally; general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the exercise of the discretionary power of any court or other authority before which may be brought any proceeding seeking equitable or other remedies.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

         We are counsel admitted to practice only in the State of New York and we express no opinion as to the applicable laws of any jurisdiction other than those of the State of New York and the federal laws of the United States of America. We note that certain of the Subsidiary Guarantors were incorporated in jurisdictions other than the State of New York. For the purposes of this opinion, we have assumed that the applicable laws of such jurisdictions are the same as the applicable laws of the State of New York.


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         The opinions expressed herein are given as of the effective date of the
Registration Statement and we undertake no obligations to supplement this letter if any applicable law changes after such date or if we become aware of any facts that might change the opinions expressed herein after such date or for any other reason.



                                             Very truly yours,

                                         /s/ Parker Chapin Flattau & Klimpl, LLP

                                             PARKER CHAPIN FLATTAU & KLIMPL, LLP


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                                                                SCHEDULE A
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                                                              Jurisdiction of
Name of Corporation                                            Organization
-------------------                                            ------------

Sbarro Properties, Inc.........................................  New York
Sbarro America, Inc............................................  New York
Sbarro America Properties, Inc.................................  New York
Sbarro's of Texas, Inc.........................................   Texas
Italian Food Franchising, Inc..................................  New York
Corest Management, Inc.........................................  New York
Franrest Management, Inc.......................................  New York
Larkfield Equipment Corp.......................................  New York
Sbarro Foods, Inc..............................................  New York
Sbarro of Roosevelt Field, Inc.................................  New York
Sbarro of Virginia, Inc........................................  Virginia
Demefac Leasing Corp...........................................  New York
Franchise Contracting and Equipment Corp.......................  New York
Melville Advertising Agency Inc................................  New York
Sbarro Commack, Inc............................................  New York
Sbarro Dominion Limited........................................New Brunswick,
                                                                  Canada
Sbarro of Las Vegas, Inc.......................................  New York
Sbarro of Hawaii, Inc..........................................  New York
Sbarro Pennsylvania, Inc.......................................Pennsylvania
Sbarro Franchise Associates, Inc...............................  New York
Sbarro H.D.F., Inc.............................................  New York
N.H.D., Inc....................................................  New York
Bushranger Holding, Inc........................................  New York
Melville Pizzeria, Inc.........................................  New York
Sbarro One World Trade, Inc....................................  New York
401 Broad Hollow Realty Corp...................................  New York
401 Broad Hollow Fitness Center Corp...........................  New York
Sbarro Bistros, Inc............................................  New York
Syosset Bistro, Inc............................................  New York


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